Exhibit 10.01(a)
Schedule identifying agreements substantially identical to

the form of Capital Increase Agreement filed as Exhibit 10.01 hereto

	Subscribed Capital of ACM Research (Shanghai), Inc.
Investor	Purchase Price (RMB)	Capital (%)
Hai Feng Investment Holding Limited	1,538,461.54	0.413%
Jiaxing Haitong Xuchu Equity Investment Fund Partnership (Limited Partnership)	2,307,692.31	0.619%
Shanghai GP Lingang Hi-tech Fund Partnership (Limited Partnership)	1,923,076.92	0.516%
Wuxi Taihu Guolian Emerging Industry Investment Enterprise (Limited Partnership)	1,923,076.92	0.516%
XinGang (Shanghai) Management Consulting Limited Partnership	727,115.38	0.195%
XinShi (Shanghai) Management Consulting Limited Partnership	1,781,923.08	0.478%
XinWei (Shanghai) Management Consulting Limited Partnership	4,756,153.85	1.276%